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                                                                  EXHIBIT (23)-4

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts"; and to the use of our report dated January 8, 1998 with respect to the consolidated financial statements of City National Corporation and Subsidiary included in the Proxy Statement of The Banc Corporation that is made a part of the Registration Statement (Amendment No. 2 to Form S-4 No. 333-58493) and the Prospectus of The Banc Corporation.


Birmingham, Alabama
September 30, 1998

                                      Dudley, Hopton-Jones, Sims & Freeman PLLP